                                                                   EXHIBIT 99.01
PRESS RELEASE

                            [FLEXTRONICS LETTERHEAD]

FLEXTRONICS CONTACTS:
Thomas J. Smach
Senior Vice President of Finance
+1.408.576.7722
investor_relations@flextronics.com

Renee Brotherton
Senior Director of Corporate Marketing
+1.408.576.7189
renee.brotherton@flextronics.com


--------------------------------------------------------------------------------

                  FLEXTRONICS ANNOUNCES FOURTH QUARTER RESULTS
                 - REVENUES GROW 23%; PROFORMA PROFITS GROW 187%
                        -EXCEEDS HIGH-END OF EXPECTATIONS
                         -FISCAL 2005 GUIDANCE INCREASED

SINGAPORE, APRIL 27, 2004 - Flextronics (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2004, as follows:

(In millions, except EPS)             THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                             --------------------------------------------------------------------------
                                 MARCH 31,           MARCH 31,        MARCH 31,         MARCH 31,
                                    2004               2003              2004              2003
                             --------------------------------------------------------------------------
Net sales                        $3,768.2            $3,059.6          $14,530.4        $13,378.7
Proforma operating income (1)    $   98.6            $   50.0          $   338.6        $   272.1
GAAP operating income (loss)     $   16.6            $   50.0          $  (201.8)       $   (32.3)
Proforma net income (1)          $   72.8            $   25.4          $   234.8        $   161.6
GAAP net income (loss)           $   16.0            $   19.5          $  (352.4)       $   (83.5)
Diluted proforma EPS (1)         $   0.13            $   0.05          $    0.42        $    0.31
Diluted GAAP EPS                 $   0.03            $   0.04          $   (0.67)       $   (0.16)

     (1) Proforma results exclude after-tax intangibles amortization and restructuring and other charges, as applicable. See Schedules 1 and 2 attached to this press release for a reconciliation of proforma results to Generally Accepted Accounting Principles ("GAAP") results.

FOURTH QUARTER AND FISCAL 2004 RESULTS
Net sales for the fourth quarter were a record $3.8 billion, which represents an increase of $708.6 million, or 23% over the March 2003 quarter. Net sales for the fiscal year reached a record $14.5 billion, which represents an increase of $1.2 billion, or 9% over fiscal 2003.

Proforma net income was $72.8 million, or $0.13 per diluted share for the fourth quarter, which represents an increase of $47.4 million, or 187% over the March 2003 quarter. Including after-tax amortization expense of $8.8 million and previously announced restructuring costs of $48.0 million, GAAP net income in the fourth quarter was $16.0 million, or $0.03 per diluted share, as compared to GAAP net income of $19.5 million, or $0.04 per diluted share in the March 2003 quarter.

PRESS RELEASE

                            [FLEXTRONICS LETTERHEAD]

The quarterly results reflect continued industry-leading working capital management, with a cash conversion cycle of 16 days and inventory turns of 12 times.

"Our financial results continue to improve as we realize the earnings leverage embedded in our business. Quarterly revenues grew 23% on a year-over-year basis, while proforma profits nearly tripled. Both operating margin and revenues were stronger than expected, as the quarter ended less seasonal than expected for handsets and other consumer related products. While we executed well in the quarter, delivering improved operating performance and maintaining industry-leading working capital management, we remain focused on continually improving operating results going forward. Our pipeline is solid and we are winning business from new and existing customers across many end markets. The combination of improving demand, better pricing trends, and strength in our higher value-add supply chain services, including our ODM business, should continue to drive momentum in our operating leverage, leading to increased margins and profits," said Michael E. Marks, Chief Executive Officer of Flextronics.

INCREASING OUTLOOK
The Company has increased its sales expectations for the June 2004 quarter by approximately $150 million and increased it proforma EPS expectations by $0.02. In addition, the Company indicated that each of the other three remaining quarters in fiscal 2005 are also expected to exceed the existing First Call consensus by approximately $100 million in sales per quarter and $0.01 in proforma EPS per quarter. This represents an annual increase in expectations of $450 million in sales and $0.05 in proforma EPS for the Company's fiscal year ending on March 31, 2005.

Quarterly GAAP earnings are expected to be lower than proforma earnings by approximately $0.02 per diluted share reflecting amortization expense.

CONVERSION OF NOTES
Flextronics also announced today that it intends to convert all of the outstanding 0% Convertible Junior Subordinated Notes issued in March 2003 into approximately 19 million shares of common stock. The Company plans to file a Registration Statement on Form S-3 tomorrow to register the shares, and the conversion will be completed after the Securities and Exchange Commission declares the Form S-3 effective. The conversion will not impact Flextronics' diluted EPS, as the stock equivalents have always been included in the diluted EPS calculation.

"We have been working with the Company for the last 18 months and believe that there are numerous ways that we can continue to help the Company realize its growth and profit potential. Flextronics has performed exceptionally well since early 2003, and we fully expect that the Company will build on its industry-leading position both in the near-term and the longer-term. Although the forced conversion of our investment provides us liquid common stock, we have no current intention to sell or distribute our position at this time," said Jim Davidson, Managing Director, Silver Lake Partners.

CONFERENCE CALL AND WEB CAST
A conference call hosted by Flextronics' management will be held today at 1:30 p.m. PDT to discuss the Company's financial results and its outlook. This call will be broadcast via the Internet and may be accessed by logging on to the Company's website at www.flextronics.com. Additional information in the form of a slide presentation and CEO's Letter to Shareholders that summarizes and discusses the quarterly results may also be found on the site. A replay of the broadcast will remain available on the Company's website after the call.

Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.

ABOUT FLEXTRONICS
Headquartered in Singapore, Flextronics is the leading Electronics Manufacturing Services (EMS) provider focused on delivering operational services to technology companies. With fiscal year 2004 revenues of $14.5 billion, Flextronics is a major global operating company with design, engineering, manufacturing and logistics operations in 29 countries and five continents. This global presence allows for manufacturing excellence through a network of facilities situated in key markets and geographies that provide its customers with the resources, technology and capacity to optimize their operations. Flextronics' ability to provide end-to-end operational services that include innovative product design, test solutions, manufacturing, IT expertise, network services, and logistics has established the Company as the leading EMS provider. For more information, please visit www.flextronics.com.

                                      # # #

This news release, the CEO's Letter to the Shareholders and the earnings slide presentation contain forward-looking statements within the meaning of federal securities laws and are subject to the safe harbor under those laws. These forward-looking statements include statements related to trends in our industry and end markets, changes in customer demand, future growth, increased utilization rates, improved pricing, existing and new customer activities, the effect of our conversion of our 0% Convertible Junior Subordinated Notes, improved general economic conditions, seasonality, ODM activity, industry capacity, anticipated revenues, earnings leverage, operating margins and results, cash flow, profitability, level of future restructuring activities and charges, and the expected impact of potential new programs on our anticipated revenues and earnings. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the challenges of effectively managing our operations, particularly during uncertain economic conditions, the risk that we may not obtain anticipated new customer programs, including the program under discussion with Nortel, or that if we do, they may be delayed, and may not contribute to our revenue or profitability as expected, or at all, the need for future restructurings, integrating acquired companies, responding to changes in economic trends and to fluctuations in demand for customers' products and changes in customers' orders, our dependence on a small number of large customers, our dependence on industries affected by rapid technological change, competition in our industry and the other risks described under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q and current reports on Form 8-K, filed with the SEC. The forward-looking statements in this news release, the CEO's Letter to the Shareholders and the earnings slide presentation, are based on current expectations, and Flextronics assumes no obligation to update these forward-looking statements.

PRESS RELEASE

                            [FLEXTRONICS LETTERHEAD]

                                                                      SCHEDULE 1


                 FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIAIRES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                FOURTH QUARTER ENDED MARCH 31, 2004          FOURTH QUARTER ENDED MARCH 31, 2003
                                            --------------------------------------------   ----------------------------------------
                                                             PROFORMA                                      PROFORMA
                                             PROFORMA(1)    ADJUSTMENTS       GAAP         PROFORMA(1)    ADJUSTMENTS       GAAP
                                            -------------- -------------- --------------   ------------- -------------- -----------
Net sales                                     $ 3,768,153                   $ 3,768,153     $ 3,059,565                   $3,059,565
Cost of sales                                   3,529,256                     3,529,256       2,893,527                    2,893,527
Restructuring and other charges                       ---         75,555         75,555             ---            ---           ---
                                              -----------    -----------    -----------     -----------    -----------    ----------
      Gross profit                                238,897        (75,555)       163,342         166,038            ---       166,038
Selling, general and administrative
  expenses                                        140,335                       140,335         116,087                      116,087
Restructuring and other charges                       ---          6,414          6,414             ---            ---           ---
                                              -----------    -----------    -----------     -----------    -----------    ----------
      Operating income                             98,562        (81,969)        16,593          49,951            ---        49,951
Intangibles amortization                              ---          9,772          9,772             ---          6,832         6,832
Interest and other expense, net                    17,633                        17,633          22,024                       22,024
                                              -----------    -----------    -----------     -----------    -----------    ----------
      Income (loss) before income taxes            80,929        (91,741)       (10,812)         27,927         (6,832)       21,095
Provision for (benefit from)
   income taxes                                     8,093        (34,903)       (26,810)          2,576         (1,007)        1,569
                                              -----------    -----------    -----------     -----------    -----------    ----------
      Net income (loss)                       $    72,836    $   (56,838)   $    15,998     $    25,351       $ (5,825)   $   19,526
                                              ===========    ===========    ===========     ===========    ===========    ==========
Earnings per share:
      Basic                                   $      0.14                   $      0.03     $      0.05                   $     0.04
                                              ===========                   ===========     ===========                   ==========
      Diluted                                 $      0.13                   $      0.03     $      0.05                   $     0.04
                                              ===========                   ===========     ===========                   ==========

Shares used in computing per share amounts:
      Basic
                                                  529,323                      529,323          519,266                      519,266
                                              ===========                   ===========     ===========                   ==========
      Diluted                                     569,572                      569,572          531,118                      531,118
                                              ===========                   ===========     ===========                   ==========

(1) Proforma results exclude after-tax intangibles amortization and restructuring charges, as applicable.

PRESS RELEASE

                            [FLEXTRONICS LETTERHEAD]
                                                                      SCHEDULE 2


                 FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIAIRES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                               FOURTH QUARTER ENDED MARCH 31, 2004          FOURTH QUARTER ENDED MARCH 31, 2003
                                           --------------------------------------------   ----------------------------------------
                                                            PROFORMA                                      PROFORMA
                                            PROFORMA(1)    ADJUSTMENTS       GAAP         PROFORMA(1)    ADJUSTMENTS       GAAP
                                           -------------- -------------- --------------   ------------- -------------- -----------
Net sales                                   $14,530,416                   $14,530,416      $13,378,699                  $13,378,699
Cost of sales                                13,704,576                    13,704,576       12,650,402                   12,650,402
Restructuring and other charges                     ---        477,305        477,305              ---        266,244       266,244
                                            -----------    -----------    -----------      -----------    -----------    ----------
      Gross profit                              825,840       (477,305)       348,535          728,297       (266,244)      462,053
Selling, general and administrative
  expenses                                      487,287                       487,287          456,199                      456,199
Restructuring and other charges                     ---         63,043         63,043              ---         38,167        38,167
                                            -----------    -----------    -----------      -----------    -----------    ----------
      Operating income (loss)                   338,553       (540,348)      (201,795)         272,098       (304,411)      (32,313)
Intangibles amortization                            ---         36,715         36,715              ---         22,146        22,146
Interest and other expense, net                  77,700                        77,700           92,780                       92,780
Loss on early extinguishment of debt                ---        103,909        103,909              ---                          ---
                                            -----------    -----------    -----------      -----------    -----------    ----------
      Income (loss) before income taxes         260,853       (680,972)      (420,119)         179,318       (326,557)     (147,239)
Provision for (benefit from)  income taxes       26,085        (93,826)       (67,741)          17,715        (81,501)      (63,786)
                                            -----------    -----------    -----------      -----------    -----------    ----------
      Net income (loss)                     $   234,768    $  (587,146)    $ (352,378)      $  161,603    $  (245,056)   $  (83,453)
                                            ===========    ===========     ==========       ==========    ===========    ==========
Earnings (loss) per share:
      Basic                                 $     0.45                     $    (0.67)      $     0.31                   $    (0.16)
                                            ==========                     ==========       ==========                   ==========
      Diluted                               $     0.42                      $   (0.67)      $     0.31                   $    (0.16)
                                            ==========                     ==========       ==========                   ==========

Shares used in computing per share amounts:
      Basic                                     525,318                        525,318          517,198                      517,198
                                             ==========                     ==========       ==========                   ==========
      Diluted                                   559,433                        525,318          526,738                      517,198
                                             ==========                     ==========       ==========                   ==========

(1) Proforma results exclude after-tax intangibles amortization, costs associated with the early extinguishment of debt, restructuring charges and the Beckman Coulter legal settlement, as applicable.

PRESS RELEASE

                            [FLEXTRONICS LETTERHEAD]
                                                                      SCHEDULE 3


                 FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIAIRES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                         AS OF               AS OF
                                                                    MARCH 31, 2004       MARCH 31, 2003
                                                                    --------------       --------------
                                     ASSETS
Current Assets:
 Cash and cash equivalents                                            $  615,276               424,020
 Accounts receivable, net                                              1,871,637             1,417,086
 Inventories                                                           1,179,513             1,141,559
 Deferred income taxes                                                    33,802                29,153
 Other current assets                                                    581,063               466,942
                                                                      ----------             ---------
    Total current assets                                              $4,281,291             3,478,760
Property, plant and equipment, net                                     1,625,000             1,965,729
Deferred income taxes                                                    588,984               415,041
Goodwill and other intangibles, net                                    2,721,432             2,192,910
Other assets                                                             370,987               341,664
                                                                      ----------             ---------
    Total assets                                                      $9,587,694             8,394,104
                                                                      ==========             =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Bank borrowings and current portion of long-term debt               $   96,287            $   52,484
  Current portion of capital lease obligations                             8,203                 7,622
  Accounts payable                                                     2,145,174             1,601,923
  Other current liabilities                                            1,131,010               918,990
                                                                      ----------            ----------
     Total current liabilities                                         3,380,674             2,581,019

Long-term debt, net of current portion:
  Capital lease obligations                                               15,084                 7,909
  8 3/4 % Senior Subordinated Notes due 2007                                 ---               150,000
  Zero Coupon Convertible Junior Subordinated Notes due 2008             200,000               200,000
  9 7/8 % Senior Subordinated Notes due 2010, net of discount              7,659               497,172
  9 3/4 % Euro Senior Subordinated Notes due 2010                        181,422               160,192
  1% Convertible Subordinated Notes due 2010                             500,000                   ---
  6 1/2 % Senior Subordinated Notes due 2013                             399,650                   ---
  Other                                                                  320,446                34,580
Other liabilities                                                        215,546               221,212
Total shareholders' equity                                             4,367,213             4,542,020
                                                                      ----------            ----------
   Total liabilities and shareholders' equity                         $9,587,694            $8,394,104
                                                                      ==========            ==========